                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF BONDY & SCHLOSS LLP]

                                                     May 3, 2005

VSUS Technologies Incorporated
444 Madison Ave., 24th Floor
New York, NY 10022

Ladies and Gentlemen:

         We have acted as counsel for VSUS Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a
Registration Statement on Form S-8 being filed with the Securities and Exchange
Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 20,038,000 shares of the Company's common stock, par value $0.001 par value per share (the "Common Stock"), including (i)
15,000,000 shares underlying stock options which have been, or may be, issued under the Company's 2003 Stock Option Plan (the "2003 Plan"), and (ii) 5,038,000
shares which have been issued to Mr. Eliyahu Kissos pursuant to an Employment
Agreement he entered into with the Company (collectively, the "Plans").

         In such capacity, we have examined the corporate documents of the
Company, including its Certificate of Incorporation and its Bylaws, and
resolutions adopted by its board of directors. We have also examined the
Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted as originals, photostatic or conformed copies. In addition, we have relied on representations made by, and certificates of, the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

         Subject to the foregoing, we are of the opinion that the shares of
Common Stock issued, or to be issued, pursuant to the Plans have been, or, when issued, will be, duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal
Matters" in the prospectus forming a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission

                                              Very truly yours,

                                              /s/ Bondy & Schloss LLP
                                              __________________________________
                                              Bondy & Schloss LLP